Exhibit 10.1

FOURTH AMENDMENT TO FORBEARANCE AGREEMENT

THIS FOURTH AMENDMENT TO FORBEARANCE AGREEMENT (this “Amendment”) is dated June 22, 2016, and amends that certain Forbearance Agreement dated November 24, 2015 (as previously amended, the “Forbearance Agreement”) by and among (i) Brushy Resources, Inc. (f/k/a Starboard Resources, Inc.), a Delaware corporation (“Borrower”), (ii) ImPetro Resources, LLC, a Delaware limited liability company (“ImPetro Resources”), (iii) ImPetro Operating, LLC, a Delaware limited liability company (collectively with ImPetro Resources, the “Guarantors” and each a “Guarantor”), and (iv) Independent Bank, a Texas state bank (“Lender”). Capitalized terms used but not defined herein have the meaning given such terms in the Forbearance Agreement, if defined therein, and if not defined in the Forbearance Agreement, then have the meaning given such terms in the Credit Agreement (as defined below).

RECITALS:

WHEREAS, the Borrower, the Guarantors and the Lender entered into the Forbearance Agreement to set forth certain terms and conditions upon which the Lender would agree to forbear from exercising certain remedies available to it with respect to various Forbearance Defaults described in the Forbearance Agreement, which had occurred in connection with that certain Credit Agreement dated June 27, 2013 between the Borrower and the Lender (as previously amended, the “Credit Agreement”);, pursuant to the Third Amendment to Forbearance Agreement, the Forbearance Expiration Date was extended to June 15, 2016 (or such earlier date on which a Critical Default occurred);, the Borrower has requested that the Lender grant its consent for the Borrower to proceed with a merger with a wholly owned subsidiary of Lilis Energy, Inc. (the “Lilis Merger”), for the Borrower’s conveyance of its Oil and Gas Properties in the Giddings Field to the Second Lien Lender in full satisfaction of the Second Lien Obligations (the “Second Lien Satisfaction”), and for the extension of the period during which the Lender will forbear from exercising its remedies to December 15, 2016; and, the Borrower has advised the Lender that prior to or substantially contemporaneously with the closing of the Lilis Merger, Lilis’s indebtedness to Heartland Bank will be terminated and deemed satisfied in full, and the Second Lien Satisfaction will occur; and, the Lender has agreed to grant its consent and extend the term of its forbearance under the terms and conditions set forth herein;, THEREFORE, in consideration of the premises and the mutual covenants made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors and the Lender agree as follows:

1. The following definitions are hereby added to Section 4.1.1 of the Forbearance Agreement, and thereby, also to Section 1.1 of the Credit Agreement, in the proper alphabetical order:

“Fourth Amendment to Forbearance Agreement” means the Fourth Amendment to Forbearance Agreement dated June 22, 2016 by and among the Borrower, the Guarantors and the Lender, amending the Forbearance Agreement.

“Lilis” means Lilis Energy, Inc., a Nevada corporation.

“Lilis Merger” means the merger of the Borrower and a wholly-owned subsidiary of Lilis, which is anticipated to occur on or about June 24, 2016.

“Post-Closing Deadline” means the date that is the earlier of (i) the first Business Day following the date on which the Lilis Merger is consummated or (ii) June 28, 2016.

2. The following definitions located in Section 4.1.1 of the Forbearance Agreement and Section 1.1 of the Credit Agreement are hereby amended and restated in their respective entireties as follows:

“Critical Default” means any of the following:

(a) the occurrence of an Event of Default under Section 8.1.4 or Section 8.1.5 of the Credit Agreement;

(b) the Borrower shall fail to observe or perform any covenant or agreement contained in Section 2.3, Section 2.6.2, Section 2.6.4, Section 2.6.5, Section 2.6.7, Section 2.10 or Section 2.15 of the Forbearance Agreement;

(c) the Borrower shall fail to observe or perform any covenant or agreement contained within Section 2.6.6 of the Forbearance Agreement, and such failure is not cured within five (5) Business Days. Notwithstanding the foregoing, the Borrower shall not be permitted to cure a failure in respect of Section 2.6.6 more than three (3) times from the date of the Fourth Amendment through the Scheduled Maturity Date;

(d) the Borrower shall fail to observe or perform any covenant or agreement contained in the Forbearance Agreement other than those contemplated by clause (b) or clause (c) preceding or clause (g) below, and such failure is not cured within thirty (30) days;

(e) the Borrower or any Entity Guarantor shall fail to observe or perform any covenant or agreement contained in Section 7.6.2 or Section 7.7 of the Credit Agreement;

(f) any action, suit or proceeding shall be instituted (other than by the Lender) which (i) relates to the Credit Agreement and names the Lender as a party, or (ii) prohibits or restricts the consummation of the Lilis Merger;

(g) any of the conditions to forbearance set forth in paragraph 12 of the Fourth Amendment to Forbearance Agreement shall not be satisfied by the applicable due date therefor; or

(h) the Borrower or Lilis makes any payment in respect of the subordinated Debt referenced in Section 7.6.2(ii)(c) or (d) of the Credit Agreement prior to the repayment in full of the Obligations.

“Scheduled Maturity Date” means December 15, 2016.

3. The following definitions are hereby added to Section 4.1.2 of the Forbearance Agreement, and thereby, the definitions of such terms contained within Section 1.1 of the Credit Agreement are hereby amended and restated in their respective entireties as follows:

“Change of Control Event” means (i) prior to giving effect to the Lilis Merger, (a) the failure of SOSventures to own at least 50% of every class of Equity Interests of the Borrower or (b) the failure of Michael J. Pawelek (or a successor acceptable to the Lender) to be an executive officer of the Borrower or Lilis, and (ii) after giving effect to the Lilis Merger, any of the following events: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of or control over, voting stock of Lilis (or other securities convertible into such voting stock) representing 30% or more of the combined voting power of all voting stock of Lilis; (b) Lilis ceases to own, directly or indirectly, 100% of the Equity Interests of Borrower; or (c) Michael J. Pawelek (or a successor acceptable to the Lender) ceases to be an executive officer of the Borrower or Lilis. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the SEC under the Securities Exchange Act of 1934.

“Floating Rate” means for any day a per annum interest rate equal to the higher of (i) the sum of three percent (3.00%) plus the WSJ Rate from time to time in effect or (ii) six and one-half percent (6.50%).

“WSJ Rate” means, on any day, the U.S. prime rate as published in The Wall Street Journal’s Money Rates table for such day. If multiple prime rates are quoted in such table, then the highest U.S. prime rate quoted therein shall be the prime rate. In the event that a U.S. prime rate is not published in The Wall Street Journal’s Money Rates table for any reason or The Wall Street Journal is not published that day in the United States of America for general distribution, the Lender will choose a substitute U.S. prime rate, for purposes of calculating the interest rate applicable hereunder, which is based on comparable information, until such time as a U.S. prime rate is published in The Wall Street Journal’s Money Rates table. Each change in the WSJ Rate shall become effective without notice to the Borrower on the effective date of each such change.

4. Section 2.3 of the Forbearance Agreement is hereby amended and restated in its entirety to read as follows:

“2.3 Interest. Notwithstanding the provisions of Section 2.5.2 of the Credit Agreement or any other provision of the Loan Documents to the contrary, during the Forbearance Period, accrued interest on the Loans shall be payable in accordance with this Section 2.3. Pursuant to Section 3.3 of the Credit Agreement, the Lender hereby waives accrual of interest at the Default Rate for the period commencing with June 16, 2016 and ending on the Forbearance Expiration Date, during which period interest shall accrue at the Floating Rate (as adjusted pursuant to the Fourth Amendment to Forbearance Agreement). All accrued, unpaid interest on the Loans shall be payable in arrears on the first day of each calendar month. The Borrower hereby authorizes and instructs the Lender to debit each required interest payment on the due date therefor from the Borrower’s operating account maintained with the Lender to satisfy such payment obligation. All outstanding accrued, unpaid interest on the Loans, if any, shall be due and payable on the earliest to occur of (i) the Forbearance Expiration Date, (ii) the full refinancing of the Debt evidenced by the Note or (iii) the date of the first disposition of Oil and Gas Properties of the Borrower occurring on or after the date of the Fourth Amendment to Forbearance Agreement.”

5. Section 2.5.1 of the Forbearance Agreement is hereby amended and restated in its entirety as follows:

“2.5.1 [Reserved]”

6. Section 2.6.2 of the Forbearance Agreement is hereby amended and restated in its entirety as follows:

“2.6.2 During the Forbearance Period, cash flow from the Borrower’s Oil and Gas Properties may be used solely for the purposes of (i) paying the Obligations (including accrued interest, outstanding principal, legal fees and expenses incurred by the Lender and other fees and expenses payable under the Loan Documents to the Lender), (ii) paying lease operating expenses and amounts due to the Borrower’s critical vendors that are identified on Exhibit D, (iii) paying the Borrower’s past due accounts payable, (iv) paying the Borrower’s general and administrative expenses incurred in the ordinary course of business which are reflected in the applicable monthly report furnished to the Lender in accordance with Section 2.6.1 of this Agreement (which may include, without limitation, payroll expenses and taxes, fees and assessments due to governmental authorities, each in the ordinary course of business), (v) paying other expenses for which the Lender has granted its prior written consent, which may be granted or withheld in the Lender’s sole discretion, and (vi) drilling and completing new oil and gas wells. In no event will the Borrower use its funds or assets for the purpose of making distributions to the owners of its Equity Interests.”

7. A new Section 2.6.4, a new Section 2.6.5, a new Section 2.6.6 and a new Section 2.6.7 are hereby added to the end of Section 2.6 of the Forbearance Agreement to read as follows:

“2.6.4 Not later than the date that is 60 days following the date of the Fourth Amendment to Forbearance Agreement, the Borrower and Lilis will (a) pay or otherwise satisfy all accounts payable of either of them that are more than 60 days past due, and (b) furnish to the Lender a detailed listing of the aging of all accounts payable of each of Brushy and Lilis together with a written certification of Ron Ormand (or a successor acceptable to the Lender) that such listings are true, correct and complete and that neither the Borrower nor Lilis has any accounts payable that are more than 60 days past due.

2.6.5 Not later than the date that is 45 days following the date of the Fourth Amendment to Forbearance Agreement, the Borrower will furnish to the Lender evidence satisfactory to the Lender that Lilis has received at least $2,000,000 in equity contributions (in addition to those contributed to Lilis prior to the date of the Fourth Amendment to Forbearance Agreement and those contemplated by paragraph 12(c)(i) of the Fourth Amendment to Forbearance Agreement) and that such funds have been deposited into the Lilis Operating Account and are available for immediate use.

.6.6 Not later than Wednesday of each week during the Forbearance Period, the Borrower will furnish to the Lender a detailed report of all payments and other withdrawals from the A/P Accounts and the CapEx Account (each as defined below) for the immediately preceding week, including the date, amount and payee of each such payment, with each such report to be certified as to completeness and accuracy by Ron Ormand (or a successor acceptable to the Lender).

.6.7 Not later than the Post-Closing Deadline, the Borrower shall deliver to Lender evidence reasonably satisfactory to the Lender that:

(a) the Borrower’s merger with a wholly owned subsidiary of Lilis has been consummated;

(b) all Second Lien Obligations have been deemed satisfied in full by the Borrower’s conveyance of its Oil and Gas Properties located in the Giddings Field to the Second Lien Lender, and the Second Lien Lender has released (or made arrangements acceptable to the Lender for the release of) all of its Liens on the Borrower’s Oil and Gas Properties; and

(c) the Borrower has deposited or caused to be deposited amounts in immediately available funds into its and Lilis’s accounts maintained with the Lender in at least the following amounts:

(i) Brushy A/P Account - $3,000,000

(ii) Lilis A/P Account - $1,000,000

(iii) Brushy Operating Account - $1,000,000

(iv) CapEx Account - $2,000,000.”

8. Section 2.10 of the Forbearance Agreement is hereby amended and restated in its entirety as follows:

“2.10 Collateral Matters. Not later than thirty (30) days following the date of the Fourth Amendment to Forbearance Agreement, the Borrower shall (a) furnish to the Lender an engineering report prepared by Kent Lina covering Lilis’s Oil and Gas Properties and containing such reserve, projection, pricing and other information as the Lender may reasonably request and that is otherwise prepared in accordance with the standards of the Society of Petroleum Engineers, and (b) cause to be executed and furnished to the Lender such security agreements, Mortgages, certificates and other documents and instruments in such number of original counterparts and in such form as the Lender may request in order to (i) create a Lien in favor of the Lender on all of Lilis’s real and personal property, including without limitation its Oil and Gas Properties, and (ii) certify the ownership interests held by Lilis in its Oil and Gas Properties and the purchasers and operators of those Oil and Gas Properties. Not later than thirty (30) days following the date of the Fourth Amendment to Forbearance Agreement, the Borrower shall cause to be furnished to the Lender such title data and documentation as may be necessary in the discretion of the Lender to confirm Lilis’s ownership of its Oil and Gas Properties. In addition, promptly, but in any event within ten (10) days following each request therefor, the Borrower shall furnish to the Lender such additional Mortgages, amendments to Mortgage and title data and documentation as the Lender may request from time to time to maintain Mortgages on Oil and Gas Properties utilized in the most recent determination of the Borrowing Base having an aggregate PW Value of at least 80% of the PW Value of all such Oil and Gas Properties and to confirm the Borrower’s title to such Oil and Gas Properties.”

9. A new Section 2.15 is hereby added to the end of Article 2 of the Forbearance Agreement to read as follows:

“2.15 Borrower Accounts. The Borrower and Lilis shall collectively and continuously maintain no fewer than five separate banking accounts with the Lender, each to be funded and maintained in accordance with this Section 2.15. The Borrower’s existing account number 1000496065 maintained by the Borrower with the Lender is referred to herein as the “Brushy Operating Account.” Not later than June 23, 2016, Lilis shall complete the Lender’s documentation as needed to finalize the opening of account number 1000739944 for the purpose of facilitating payment of the Borrower’s accounts payable (the “Brushy A/P Account”), the opening of account number 1000739969 for the purpose of facilitating payment of drilling and workover expenses associated with the Borrower’s and Lilis’s Oil and Gas Properties and for their other capital expenditure needs (the “CapEx Account”), the opening of account number 1000739951 for the purpose of facilitating payment of Lilis’s accounts payable (the “Lilis A/P Account,” and collectively with the Brushy A/P Account, the “A/P Accounts”) and account number 1000739977 for the purpose of facilitating payment of Lilis’s general operating needs (the “Lilis Operating Account,” and collectively with the Brushy Operating Account, the “Operating Accounts”). The Borrower and Lilis shall deposit the amounts into the Brushy Operating Account, the A/P Accounts and the CapEx Account by the deadline specified therefor in Section 2.6.7 of this Agreement. In addition, from and after the date of the Fourth Amendment to Forbearance Agreement, Lilis shall cause all revenues attributable to proceeds of production from its Oil and Gas Properties to be deposited into the Lilis Operating Account. If the requirements in Section 2.6.4 of this Agreement are fully and timely satisfied and any amounts remain in either A/P Account as of the date the Lender receives the report required by Section 2.6.4, then following a written request from the Borrower or Lilis, as applicable, the remaining balance in the applicable A/P Account(s) may be transferred to either Operating Account and used for general company purposes (subject to the limitations in Section 2.6.2 of this Agreement). Except as contemplated by the immediately preceding sentence, the amounts in each of the A/P Accounts and the CapEx Account shall be used solely for the purpose designated herein for such account. In no event shall any funds be deposited into either A/P Account, either Operating Account or the CapEx Account that are owned by or otherwise attributable to any party other than Brushy or Lilis.”

10. A new Section 4.2 and a new Section 4.3 are hereby added to the end of Article 4 of the Forbearance Agreement to read as follows:

“4.2 Other Debt. Clause (ii) of Section 7.6.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(ii) No Entity Guarantor will create, incur or suffer to exist any Debt, except without duplication (a) Debt to the Lender, (b) other Permitted Indebtedness, (c) with respect to Lilis, unsecured Debt to SOSV Investments, LLC in a principal amount not to exceed $1,000,000 for which no scheduled maturity of principal occurs prior to the date that is 180 days following the Scheduled Maturity Date and (d) other existing unsecured subordinated Debt of Lilis which, from and after the consummation of the Lilis Merger, is in an aggregate principal amount of not more than $2,100,000.”

4.3 Events of Default. A new clause (iii) is hereby added to the end of Section 8.1.2 of the Credit Agreement to read as follows:

“(iii) any Critical Default (as defined in the Forbearance Agreement) shall occur.”

11. Section 5.1.1 of the Forbearance Agreement is hereby amended and restated in its entirety as follows:

“5.1.1 The Lender agrees to forbear from exercising its remedies to collect the Obligations or to enforce the Security Documents, including without limitation its right to otherwise offset amounts in the Brushy A/P Account, the Lilis A/P Account, the CapEx Account and the Operating Accounts; provided, however, that the foregoing shall not, and shall not be construed as, (i) restricting the Lender’s ability to debit any such account to the extent provided in Section 2.3 of this Agreement or pursuant to other written approval of the Borrower or Lilis, or (ii) limiting the Lender’s right to make adjustments to such accounts for amounts deposited to any such account that are returned unpaid, whether for insufficient funds or for any other reason, funds advanced for overdrafts from any such account, the Lender’s usual and customary charges for services rendered in connection with the accounts, or obligations and liabilities arising out of any cash management or deposit services provided by the Lender or third-party vendors in connection with the accounts, including without limitation Automated Clearing House transactions.”

12. Conditions to Forbearance. The effectiveness of the agreements of the Lender set forth in Section 5.1 of the Forbearance Agreement is subject to the timely prior satisfaction of each of the following conditions:

(a) Not later than the date of this Amendment, the Lender shall have received the following documents, all in form and substance satisfactory to the Lender and duly executed by each party thereto:

(i) a counterpart of this Amendment duly executed by the Borrower and the Guarantors.

(ii) a Guaranty executed by Lilis.

(iii) an omnibus certificate executed by an authorized officer of Lilis to which is attached (a) an incumbency certificate for all officers who will be authorized to execute the Guaranty or any other Loan Documents (as applicable) on behalf of Lilis, (b) resolutions authorizing Lilis’s execution and delivery of its Guaranty, and (c) copies of the governing documents of Lilis as amended and currently in effect.

(iv) Properly completed and executed Compliance Certificates for the fiscal quarters of the Borrower ended September 30, 2015, December 31, 2015 and March 31, 2016.

(b) Not later than June 24, 2016, the Lender shall have received the following payments and reimbursements in immediately available funds:

(i) a payment for application to the principal balance of the Loans in an amount not less than $6,000,000.

(ii) reimbursement of all estimated legal fees and expenses incurred by the Lender in connection with the credit facility between the Borrower and the Lender and the forbearance terms negotiated and documented in connection therewith, which estimated total amount is equal to $36,000.

(iii) payment of an amendment fee in respect of the extensions and modifications granted in the Fourth Amendment to Forbearance Agreement in the amount of $25,000.

(c) Not later than the date of this Amendment, the Lender shall have received each of the following, all satisfactory in form and substance to the Lender:

(i) Evidence that Lilis has received at least $17,000,000 in equity contributions and that Lilis’s bank accounts have an aggregate balance of immediately available funds at least equal to $17,000,000 (which, for avoidance of doubt, may be used to satisfy the payments and deposits contemplated by clause (b) preceding and Section 2.6.7 of the Forbearance Agreement).

(ii) Evidence satisfactory to the Lender that Lilis’s indebtedness to Heartland Bank has been or substantially contemporaneously with the closing of the Lilis Merger will be repaid in full, that the credit agreement between Lilis and Heartland Bank has been or so will be terminated and that all Liens on Lilis assets in favor of Heartland Bank have been or substantially contemporaneously with the closing of the Lilis Merger will be released.

(iii) The results of searches of the UCC records of the applicable jurisdictions from a source acceptable to the Lender reflecting no Liens against any of Lilis’s property other than Permitted Liens or Liens in favor of Heartland Bank that are being released substantially contemporaneously with the closing of this Amendment.

(d) Not later than October 31, 2016, the Borrower shall furnish to the Lender evidence satisfactory to the Lender that the Borrower and Lilis have collectively made capital expenditures in respect of Oil and Gas Properties that are subject to the Mortgages in an aggregate amount of not less than $1,300,000 since the date of this Amendment.

(e) The representations and warranties of the Borrower and the Guarantors contained in this Amendment are true and correct in all material respects on and as of the date of this Amendment.

(f) The consummation of this Amendment does not contravene, violate, or conflict with any Requirements of Law.

(g) All matters incident to the consummation of this Amendment are satisfactory to the Lender.

13. Consent and Waiver.

(a) The Lender consents to the Borrower’s conveyance of its Oil and Gas Properties located in the Giddings Field to the Second Lien Lender in full and complete satisfaction of all Second Lien Obligations substantially contemporaneously with the closing of the Lilis Merger, but in any event not later than the Post-Closing Deadline. Following the Lender’s receipt of evidence reasonably satisfactory to the Lender that all Second Lien Obligations have been timely rendered satisfied in full as a result thereof, the Lender will furnish to the Borrower or its designee original releases of Liens with respect to the Giddings Field in the form agreed among the Borrower and the Lender prior to the execution of this Amendment. The Lender grants a one-time waiver of Section 7.6.4 and Section 7.9.2 of the Credit Agreement to the limited extent necessary to enable such property transfer and satisfaction of Second Lien Obligations.

(b) Subject to the Lender’s prior receipt of evidence satisfactory to the Lender that the conditions set forth in paragraph 12(c)(ii) and (iii) of this Amendment have been, or substantially contemporaneously with the closing of the Lilis Merger, will be satisfied, the Lender consents to the consummation of the Lilis Merger on or before June 28, 2016, and grants a one-time waiver of Section 7.9.1(i) and Section 8.1.12 of the Credit Agreement to the limited extent necessary to enable such merger.

14. No Waiver. No Forbearance Defaults or other Events of Default are being waived hereby, and all such Forbearance Defaults and other Events of Default which exist on the date of this Amendment shall continue to exist unless waived in writing by the Lender after the date of execution of this Amendment.

15. Representations and Warranties.

(a) Each of the Borrower and the Guarantors hereby represents and warrants to the Lender, with the intention that the Lender shall rely thereon without any investigation or verification by the Lender or its counsel, that this Amendment has been duly executed and delivered on behalf of the Borrower and the Guarantors, and that the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of the Borrower and the Guarantors. The Borrower acknowledges, represents and warrants that it will automatically continue to be bound by the Credit Agreement and the Forbearance Agreement after the consummation of the Lilis Merger.

(b) By its execution of the acknowledgement hereof, Lilis represents and warrants to the Lender, with the intention that the Lender shall rely thereon without any investigation or verification by the Lender or its counsel, that this Amendment has been duly executed and delivered on behalf Lilis, and that the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of Lilis.

16. Further Assurances. The Borrower and the Guarantors hereby agree to execute and deliver any and all documents, instruments and agreements, and to take such other actions, as the Lender may reasonably require to effect the transactions and arrangements contemplated by this Amendment.

. Amendments and Waivers. Any provision of this Amendment may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument signed by each party hereto. Delivery of an executed counterpart of such written instrument by telecopy, e-mail, facsimile or other electronic means shall be effective delivery of a manually executed counterpart of such written instrument.

. Highest Lawful Interest Rate. Nothing in the Forbearance Agreement, as amended hereby, shall be construed or interpreted to be in violation of Section 9.2 of the Credit Agreement.

. Expenses. The Borrower agrees to pay the expenses of the Lender incurred in connection with the preparation and negotiation of this Amendment in accordance with Section 9.4 of the Credit Agreement.

. Conditions Precedent for the Benefit of Lender. All of the conditions precedent to the obligations of the Lender set forth in this Amendment are solely for the benefit of the Lender, and no Person other than the Lender may rely thereon or insist on compliance therewith.

. GOVERNING LAW. This Amendment has been negotiated, is being executed and delivered, and will be performed in whole or in part, in the State of Texas. This Amendment and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted and enforced pursuant to the Laws of the State of Texas (and the applicable federal Laws of the United States of America) without giving effect to its choice of law principles.

22. NO DEFENSES OF BORROWER OR GUARANTORS. The Borrower and the Guarantors each stipulate, warrant, represent and agree that, as of the date of this Amendment, it has no defenses against its obligations to pay any of the Obligations or to pay its Guaranty, as applicable, or to pay any other amount due and owing to the Lender pursuant to the Loan Documents. The Borrower and the Guarantors each acknowledge, warrant and agree that the Lender has acted in good faith in all respects as to the Loan Documents and this Amendment, and has conducted in a commercially reasonable manner its relationship with the Borrower and the Guarantors in connection with the Loan Documents and this Amendment, and the Borrower and the Guarantors hereby waive and release any claims to the contrary.

. RELEASE OF CLAIMS. The Borrower and the Guarantors, each for itself, its successors and assigns, and all those at interest therewith (collectively, the “Releasing Parties”), jointly and severally, hereby voluntarily and forever, RELEASE, DISCHARGE AND ACQUIT the Lender and its officers, directors, shareholders, employees, agents, counsel, successors, assigns, representatives, affiliates and insurers (sometimes referred to below collectively as the “Released Parties”) and all those at interest therewith of and from any and all claims, causes of action, liabilities, damages, costs (including, without limitation, attorneys’ fees and all costs of court or other proceedings), and losses of every kind or nature at this time known or unknown, direct or indirect, fixed or contingent, which the Releasing Parties have or hereafter may have arising out of any act, occurrence, transaction or omission occurring from the beginning of time to the date of this Amendment if related to the Note, the Credit Agreement or the other Loan Documents or any actions taken by any of the Released Parties in connection therewith (the “Released Claims”), except the future duties and obligations of the Lender under the Loan Documents and the future rights of the Borrower and the Guarantors to their respective funds on deposit with the Lender shall not be included in the term Released Claims. IT IS THE EXPRESS INTENT OF THE RELEASING PARTIES THAT THE RELEASED CLAIMS SHALL INCLUDE ANY CLAIMS OR CAUSES OF ACTION ARISING FROM OR ATTRIBUTABLE TO THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE RELEASED PARTIES. The release of claims set forth in this paragraph 23 is a material inducement to the Lender’s willingness to enter in this Amendment and extend the Forbearance Period.

. Access to Counsel; Understanding of Terms; No Commitment to Renew. By execution of this Amendment, each of the Borrower and the Guarantors severally (but not jointly) warrants and represents to the Lender that (i) it was represented by (or had the opportunity to be represented by) counsel of its own selection; (ii) it understands the terms of this Amendment; and (iii) there is no commitment of the Lender or any other party for a renewal, extension, or modification of the Credit Agreement, the Note or the Forbearance Agreement in the future on any terms whatsoever. This Amendment has been reviewed and negotiated by sophisticated parties with access to legal counsel, and no rule of construction shall apply hereto or thereto which would require or allow this Amendment to be construed against any party because of its role in drafting this Amendment.

. Conditions to Effectiveness. This Amendment shall be effective upon its execution by the Borrower, the Guarantors and the Lender and the receipt thereof by the Lender.

26. Counterparts. This Amendment may be executed in a number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mail, facsimile or other electronic means shall be effective as a delivery of a manually executed counterpart of this Amendment.

. Effect. This Amendment is one of the Loan Documents. Except as expressly provided hereby, the Credit Agreement, the Forbearance Agreement and the other Loan Documents shall remain unchanged and in full force and effect.

[Signature page follows]

ENTIRE AGREEMENT. THE FORBEARANCE AGREEMENT, AS AMENDED BY THIS AMENDMENT, CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS FORBEARANCE AGREEMENT, AS AMENDED BY THIS AMENDMENT, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

BORROWER:
BRUSHY RESOURCES, INC.

By:	/s/Michael J. Pawelek
Name: Michael J. Pawelek
Title: Chief Executive Officer

GUARANTORS:
IMPETRO RESOURCES, LLC

By:	/s/Michael J. Pawelek
Name: Michael J. Pawelek
Title: President and Chief Executive Officer

IMPETRO OPERATING, LLC

By:	/s/Michael J. Pawelek
Name: Michael J. Pawelek
Title: Chief Executive Officer

[Signature pages continue]

Signature Page to Brushy Resources, Inc. Fourth Amendment to Forbearance Agreement (Independent Bank)

LENDER:
INDEPENDENT BANK

By:	/s/John E. Davis
Name: John E. Davis
Title: Executive Vice President
Signature Page to Brushy Resources, Inc. Fourth Amendment to Forbearance Agreement (Independent Bank)

Executed and agreed for purposes of being bound by the provisions of the foregoing Amendment which pertain to Lilis Energy, Inc.:

LILIS ENERGY, INC.

By:	/s/Ronald D. Ormand
Ronald D. Ormand
Chairman of the Board of Directors
Signature Page to Brushy Resources, Inc. Fourth Amendment to Forbearance Agreement (Independent Bank)